Exhibit 99.1

HOMETOWN AUTOMOTIVE GROUP

* * * * * * * * * * * * * * * * * * * * * * * * *

CONSOLIDATED AND

COMBINED FINANCIAL STATEMENTS

* * * * * * * * * * * * * * * *

DECEMBER 31, 2020 AND 2019

Independent Auditors’ Report

To the Boards of Directors and Management of

Hometown Automotive Group

Prosperity, West Virginia

Report on the Consolidated and Combined Financial Statements

We have audited the accompanying consolidated and combined financial statements of Hometown Automotive Group d/b/a Hometown Preowned Vehicles, Inc., Beckley Buick-GMC Auto Mall, Inc., King Coal Chevrolet Co., the MEG Rental Corporation and E&W, LLC (the “Companies”), which comprise the consolidated and combined balance sheets as of December 31, 2020 and 2019, and the related consolidated and combined statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated and combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of the Companies as of December 31, 2020 and 2019, and the results of their consolidated and combined operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Charlotte, NC

March 19, 2021

HOMETOWN AUTOMOTIVE GROUP

CONSOLIDATED AND COMBINED BALANCE SHEETS

DECEMBER 31,

	2020	2019
ASSETS

Current Assets
Cash and cash equivalents	$6,367,340	$5,211,326
Contracts in transit	2,548,860	3,723,278
Accounts receivable - customer	1,430,487	1,517,365
Accounts receivable - other	1,547,284	2,478,990
Inventories	32,951,177	50,774,089
Prepaid expenses	130,795	233,878
Total current assets	44,975,943	63,938,926

Property and equipment (net)	15,255,808	15,890,247

Other Assets
Franchise rights	607,000	607,000
Goodwill	911,432	911,432
Total other assets	1,518,432	1,518,432

TOTAL ASSETS	$61,750,183	$81,347,605

HOMETOWN AUTOMOTIVE GROUP

CONSOLIDATED AND COMBINED BALANCE SHEETS (CONT’D)

DECEMBER 31,

	2020	2019
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Notes payable - floor plan - non-trade	$24,479,581	$46,483,190
Notes payable - other (current portion)	1,463,436	1,391,504
Due to stockholders	1,200,018	1,350,018
Reserve for future chargebacks (current portion)	455,078	571,662
Unearned revenue (current portion)	249,000	249,000
Accounts payable-trade	2,131,570	2,924,432
Accrued payroll	453,231	901,294
Accrued taxes-other than income	139,048	266,532
Other accrued expenses	79,280	284,755
Total current liabilities	30,650,242	54,422,387

Other Liabilities
Notes payable – other (net of current portion)	5,333,392	6,865,664
Unearned revenue (net of current portion)	327,553	626,602
Reserve for future chargebacks (net of current portion)	557,439	613,953
Total other liabilities	6,218,384	8,106,219

Total liabilities	36,868,626	62,528,606

Stockholders’ Equity
Common stock	77,049	77,049
Paid-in capital	3,904,852	3,904,852
Retained earnings	15,939,388	10,979,444
Noncontrolling interest in consolidated subsidiaries	6,569,807	5,352,488
Less: Treasury stock	(1,609,539)	(1,494,834)
Total stockholders’ equity	24,881,557	18,818,999

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,750,183	$81,347,605

See accompanying notes.

HOMETOWN AUTOMOTIVE GROUP

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Sales
New vehicles	$90,333,396	$101,877,284
Used vehicles	93,975,355	99,898,181
Service	5,797,754	6,498,186
Parts	10,059,102	10,735,904
Total sales	200,165,607	219,009,555

Cost of Sales
New vehicles	83,689,391	95,365,754
Used vehicles	87,230,213	93,936,802
Service	2,101,282	2,170,302
Parts	6,898,571	7,334,900
Total cost of sales	179,919,457	198,807,758

Gross profit	20,246,150	20,201,797

Financing, insurance, and extended service and other income	8,060,035	7,909,552
	28,306,185	28,111,349

Operating expenses	21,888,452	24,241,620

Income from operations	6,417,733	3,869,729

Other Income and Deductions
Other income	441,877	240,830
Paycheck protection program loan forgiveness	2,731,800	-
Interest expense	(327,277)	(413,295)
Total other income and deductions	2,846,400	(172,465)

Net Income	$9,264,133	$3,697,264

See accompanying notes.

HOMETOWN AUTOMOTIVE GROUP

CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31,

	Common Stock	Paid in Capital	Retained Earnings	Noncontrolling Interest in Consolidated Subsidiaries	Treasury Stock	Total
Balance, December 31, 2018	$77,049	$3,904,852	$10,040,787	$4,313,881	$(1,494,834)	$16,841,735

Net income, 2019	-	-	2,512,657	1,184,607	-	3,697,264

Dividends	-	-	(1,574,000)	(146,000)	-	(1,720,000)

Balance, December 31, 2019	77,049	3,904,852	10,979,444	5,352,488	(1,494,834)	18,818,999

Net income, 2020	-	-	7,921,814	1,342,319	-	9,264,133

Purchase of treasury stock	-	-	-	-	(114,705)	(114,705)

Dividends	-	-	(2,961,870)	(125,000)	-	(3,086,870)

Balance, December 31, 2020	$77,049	$3,904,852	$15,939,388	$6,569,807	$(1,609,539)	$24,881,557

See accompanying notes.

HOMETOWN AUTOMOTIVE GROUP
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Cash Flows From Operating Activities
Net income	$9,264,133	$3,697,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	706,409	761,121
Gain from disposition of property and equipment	(45,652)	(32,863)
Gain on paycheck protection program loan forgiveness	(2,731,800)	-
Increase (decrease) in reserve for future chargebacks	(173,098)	287,728
(Increase) decrease in:
Contracts in transit	1,174,418	780,064
Accounts receivable-customer	86,878	(140,370)
Accounts receivable-other	931,706	(120,783)
Inventories	17,822,912	279,634
Prepaid expenses	101,526	(94,988)
(Decrease) increase in:
Unearned revenue	(299,049)	(15,584)
Accounts payable-trade	(792,862)	298,274
Accrued payroll	(448,063)	151,953
Accrued taxes-other than income	(127,484)	97,177
Other accrued expenses	(205,475)	22,056
Net cash provided by operating activities	25,264,499	5,970,683

Cash Flows From Investing Activities
Acquisition of property and equipment	(149,505)	(348,887)
Proceeds from disposition of property and equipment	124,744	85,002
Net cash used in investing activities	(24,761)	(263,885)

HOMETOWN AUTOMOTIVE GROUP
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (CONT’D)
FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Cash Flows From Financing Activities
Change in notes payable - floor plan - non-trade	$(22,003,609)	$(2,064,435)
Change in due to stockholders	(150,000)	831,666
Proceeds from issuance of notes payable - other	-	60,731
Proceeds from paycheck protection program loan	2,731,800	-
Repayment of notes payable - other	(1,460,340)	(1,374,222)
Purchase of treasury stock	(114,705)	-
Dividends paid	(3,086,870)	(1,720,000)
Net cash used in financing activities	(24,083,724)	(4,266,260)

Change in cash and cash equivalents	1,156,014	1,440,538
Cash and cash equivalents at beginning of year	5,211,326	3,770,788
Cash and cash equivalents at end of year	$6,367,340	$5,211,326

Supplemental disclosures of cash flow information
Interest paid	$902,375	$2,255,263

See accompanying notes.

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS

1.	Significant Accounting Policies

- Consolidated and Combined Financial Statements – These consolidated and combined financial statements of Hometown Automotive Group (the Companies) include Hometown Preowned Vehicles, Inc., Beckley Buick-GMC Auto Mall, Inc., and King Coal Chevrolet Co., The MEG Rental Corporation, and E&W, LLC, which are under common control. All material intercompany balances and transactions have been eliminated in consolidation and combination.

- Business Operations – The Companies’ principal business is the retail and fleet sales and service of new automobiles and trucks obtained through exclusive dealer agreements with the manufacturers. In addition, the Companies retail and wholesale replacement parts, used vehicles, and provide vehicle servicing.

Legal Entity	Manufacturer
Hometown Preowned Vehicles, Inc.	Hyundai, Kia, Subaru
Beckley Buick-GMC Auto Mall, Inc.	General Motors
King Coal Chevrolet Co.	General Motors

- Basis of Accounting – The Companies prepare its financial statements in accordance with accounting principles generally accepted in the United States of America.

- Cash and Cash Equivalents – Cash and cash equivalents consist of cash on hand and cash on deposit with financial institutions.

- Contracts in Transit – Contracts in transit represent amounts due for customer contracts sold to financial institutions. These contracts are typically collected within 15 days.

- Concentration of Credit Risk – The Companies maintain deposits in financial institutions that at times exceed the amounts covered by insurance provided by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2020 and 2019, the Companies’ uninsured cash balances total approximately $4,567,000 and $3,671,000.

- Accounts Receivable – Customer –Uncollectible accounts are eliminated during the year in which they are determined to be uncollectible. Management anticipates that customer receivables, as stated in the accompanying financial statements, will be collected in full.

- Long-Lived Assets –The Companies record impairment losses on depreciable long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. There were no indicators of impairment at December 31, 2020 and 2019.

- Management Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 2020 and 2019, and the revenues and expenses during the period then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the consolidated and combined financial statements.

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

- Revenue Recognition –

New and Used Vehicle Sales - Revenue from the sale of vehicles is recognized at a point in time, as all performance obligations are satisfied when a contract is signed by the customer, financing has been arranged or collectability is probable, and the control of the vehicle is transferred to the customer. The transaction price for a retail vehicle sale is specified in the contract with the customer, including all cash and noncash considerations. A vehicle sale can often include the customer trading in their existing vehicle as noncash consideration. The trade-in is measured at its stand-alone selling price. All vehicle rebates are applied to the vehicle sale price at the time of the transaction and are therefore incorporated into the price of the contract at the time of the exchange. Return of new or used vehicles is not allowed, except where mandated by state law.

Service and Parts Sales - Revenue from service and parts sales is recognized over time as the performance obligations of repair and maintenance services are satisfied. The Companies allow for customer returns on sales of parts inventory, however most parts returns generally occur within one to two weeks from the time of sale and are not significant.

Finance and Insurance Sales - Revenue from finance and insurance sales is recognized, net of estimated charge-backs and constraints on estimate, at the time of sale of the related vehicle. As a part of the vehicle sale, the Companies seek to arrange financing for customers and sell a variety of add-ons, such as extended warranty service contracts. These products are attached to the vehicle and performance of the obligation cannot be performed without the sale of the vehicle. The companies act as an agent in the sale of these contracts as the pricing is set by the third-party provider and the commission is predetermined. A portion of the transaction price related to sales of finance and insurance contracts is considered variable consideration and is estimated and recognized upon the sale of the contract subject to estimate constraints, which the Companies base on prior experience with the principal and similar sales. The Companies reassess estimates of the constraints at the end of each reporting period with changes recognized through revenue.

Timing of Revenue Recognition –

	2020	2019
Goods and services transferred at point in time	$184,308,751	$201,775,465
Goods and services transferred over time	15,856,856	17,234,090
	$200,165,607	$219,009,555

- Paycheck Protection Program Proceeds – Paycheck Protection Program (PPP) loan proceeds are reported as a current deferred income liability in accordance with International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance, as provided for in AICPA Technical Question and Answer (TQA) 3200.18. The liability is reduced and income recognized ratably as related forgivable costs are incurred and it is reasonably assured that the conditions for forgiveness are met. The Companies used the proceeds for purposes consistent with the PPP in 2020 and obtained forgiveness of the loans in January 2021. Therefore, the full proceeds are recognized as income in the accompanying consolidated and combined statements of income.

- Property, Equipment and Depreciation – The Companies depreciate buildings, leaseholds, vehicles and equipment over their estimated useful lives utilizing the straight line method. The useful lives of property and equipment for purposes of computing depreciation and amortization are as follows:

Buildings	15 - 40 years
Machinery and equipment	5 - 10 years
Furniture and fixtures	5 - 10 years
Company vehicles	5 - 10 years
Leasehold improvements	10 - 40 years
IT Hardware	5 - 10 years

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

- Franchise Rights and Goodwill – The acquisitions of multiple dealership intangibles resulted in recognizing franchise rights and goodwill as follows. The Companies do not amortize franchise rights and goodwill but reduce the carrying amount of franchise rights and goodwill if management determines that its implied fair value has been impaired. As of December 31, 2020 and 2019, there was no impairment.

	Year of acquisition	Franchise Rights	Goodwill
Subaru	2003	$127,000	$191,432
Hyundai	2008	200,000	300,000
Buick-GMC	2009	280,000	420,000
		$607,000	$911,432

- Employee Benefits – The Companies make available a contributory 401(k) pension plan for substantially all employees of the Companies. The Companies contribute .25% for every 1% the employees contribute up to a maximum matching contribution of 1.5%. The Companies’ policy is to fund the amount accrued for pension cost. Pension costs for 2020 and 2019 were $41,264 and $49,206, respectively.

- Advertising – The Companies expense advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place, net of advertising credits and other discounts. Advertising expense totaled $992,653 and $1,674,230 for the years ended December 31, 2020 and 2019, which was net of earned advertising credits of $1,141,938 and $1,204,501, respectively, and is included in operating expenses in the accompanying consolidated and combined statements of income.

- Income Taxes – The Companies are a combination of corporations and a Limited Liability Company. The shareholders of the corporations have elected to be taxed as “Subchapter S” corporations. All taxable income or loss and tax credits flow through to the individual shareholders’ and members’ tax returns. Therefore, no provision for income taxes has been provided for in the accompanying consolidated and combined financial statements.

All required Federal and State Business Income Tax Returns for the Companies have been filed up to, and including the tax year ended December 31, 2019. The Companies’ federal and state income tax returns for 2019, 2018 and 2017 remain subject to examination by the Internal Revenue Service (“IRS”) and the West Virginia State Tax Department, respectively.

- Sales Tax – Sales taxes collected from customers and remitted to taxing authorities are excluded from revenues and cost of sales, respectively.

- Accounting Pronouncements Adopted – As of January 1, 2020, the Companies adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (“ASU 2014-03”). ASU 2014-09, and collectively with its subsequent amendments (“Topic 606”), is a comprehensive new revenue recognition model that expands disclosure requirements and requires an entity to recognize revenue when promised goods or services are transferred to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. Results for reporting the year ending December 31, 2020 are presented under FASB ASC Topic 606. The ASU has been applied using the modified retrospective method as of January 1, 2020, with no effect on retained earnings or previously issued financial statements.

- New Accounting Pronouncements – In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (“ASU 2016-02”). The pronouncement requires the recognition of a liability for lease obligations and a corresponding right-of-use asset on the balance sheet and disclosure of key information about leasing arrangements. This pronouncement’s effective date also was deferred by ASU 2020-05, and will now be effective for fiscal years beginning after December 15, 2021. The Companies are currently evaluating the provisions of ASU No. 2016-02 to determine the impact on the financial statements.

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

2.	Accounts Receivable – Other

Accounts receivable – other consist of the following at December 31:

	2020	2019
Hyundai, Kia, and Subaru, General Motors
New vehicle holdback, new vehicle inspection, and factory incentive plans	$1,245,234	$2,164,326
Warranty work performed on new cars and trucks	56,720	52,906
Finance Company Reserves	245,330	261,758
Total	$1,547,284	$2,478,990

3.	Inventories

Inventories consist of the following:

	2020	2019
New cars and trucks (Valued at cost, not in excess of market)	$15,815,971	$31,608,986
Company cars and trucks (Used for sales promotion and customer service purposes. Valued at the lower of actual cost or market.)	271,708	521,067
Used cars and trucks (Valued at the lower of actual cost or market)	15,857,260	17,259,497
Parts and accessories (Valued at the lower of FIFO cost or market)	940,173	1,305,180
Gas, oil and grease and work in process (Valued at the lower of FIFO cost or market)	66,065	79,359
Total	$32,951,177	$50,774,089

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

4.	Property and Equipment

Presented below is a summary of the property and equipment at cost and the related accumulated depreciation and amortization.

December 31, 2020

Item	Cost	Accum Depr.	Balance
Land	$5,756,431	$-	$5,756,431
Buildings	9,779,909	2,972,417	6,807,492
Machinery and equipment	1,703,445	1,283,058	420,387
Furniture and fixtures	1,637,182	1,456,834	180,348
Company vehicles	567,176	354,496	212,680
Leasehold improvements	2,567,486	716,190	1,851,296
IT Hardware	170,767	143,593	27,174
Total	$22,182,396	$6,926,588	$15,255,808

December 31, 2019

Item	Cost	Accum Depr.	Balance
Land	$5,768,705	$-	$5,768,705
Buildings	9,779,909	2,731,783	7,048,126
Machinery and equipment	1,671,277	1,129,664	541,613
Furniture and fixtures	1,649,547	1,376,593	272,954
Company vehicles	607,686	313,482	294,204
Leasehold improvements	2,535,652	612,621	1,923,031
IT Hardware	169,872	128,258	41,614
Total	$22,182,648	$6,292,401	$15,890,247

	2020	2019
Depreciation expense	$586,572	$644,539
Amortization expense	118,279	115,025
Total	$704,851	$759,564

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

5.	Notes Payable – Floor plan – non-trade

United Bank:

Interest rates on the notes are variable and are based on LIBOR plus 1.25% at December 31, 2020 on new, demonstrator, used vehicle, and service rental vehicle inventories. These notes are secured by the vehicle inventories. The notes are due upon sale of the related inventory. A portion of the interest on the new vehicle floor plan notes was refunded by the manufacturers. Borrowings from, and repayments to, United Bank are classified as financing activities in the accompanying consolidated and combined statements of cash flows.

Net floor plan interest expense (credit) on all indebtedness was approximately $(587,024) and $435,115 for 2020 and 2019, respectively, net of interest assistance of $1,162,122 and $1,427,748 for 2020 and 2019, respectively. The interest assistance is recognized as a reduction of new vehicle cost of sales in the accompanying consolidated and combined statements of income.

6.	Notes Payable – Other

	2020	2019
Ally Financial - 5.14% note dated June 28, 2019, for $60,731 payable in monthly installments of $1,405, with balance due at maturity. Secured by company assets. (Maturity date 06/23)	$39,345	$55,042

Ally Financial - 4.09% note dated February 26, 2018, for $42,855 payable in monthly installments of $848, with balance due at maturity. Secured by company assets. (Maturity date 02/22)	12,376	21,832

Great American Financial Services - 3.59% note dated May 14, 2018, for $10,888 payable in monthly installments of $554, with balance due at maturity. Secured by company assets. (Maturity date 05/20)	-	1,232

United Bank, Inc. - 4% (variable) note dated March 19, 2015, for $460,510 payable in monthly installments of $4,676, with balance due at maturity. Modified January 13, 2020 to 3.85% (fixed) payable in monthly installments of $4,645, with balance due at maturity. Secured by company assets. (Maturity date 02/25)	178,187	264,902

United Bank, Inc. - 4.75% (variable) note dated September 28, 2017, for $3,269,204 payable in monthly installments of $28,241, with balance due at maturity. Modified January 13, 2020 to 3.85% (fixed) payable in monthly installments of $26,939, with balance due at maturity. Secured by company assets. (Maturity date 08/30)	2,608,001	2,838,765

United Bank, Inc. - 3.85% note dated January 17, 2018, for $750,000 payable in monthly installments of $5,860, with balance due at maturity. Secured by company assets. (Maturity date 01/23)	638,328	678,503

United Bank, Inc. - 3.85% note dated July 11, 2012, for $1,890,706 payable in monthly installments of $18,982, with balance due at maturity. Secured by company assets. (Maturity date 06/22)	349,388	558,978

United Bank, Inc. - 3.85% note dated July 11, 2012, for $2,291,765 payable in monthly installments of $23,008, with balance due at maturity. Secured by company assets. (Maturity date 06/22)	423,494	677,539

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

	2020	2019
United Bank, Inc. - 3.85% note dated July 11, 2012, for $1,546,942 payable in monthly installments of $15,531, with balance due at maturity. Secured by company assets. (Maturity date 06/22)	$285,863	$457,346

United Bank, Inc. - 3.85% note dated September 26, 2018, for $510,000 payable in monthly installments of $5,555, with balance due at maturity. Modified January 13, 2020 to monthly installments of $5,175, with balance due at maturity. Secured by company assets. (Maturity date 09/23)	416,126	460,619

City National Bank of West Virginia - 4.67% note dated June 2, 2014, for $3,414,823 payable in monthly installments of $34,889, with balance due at maturity. Secured by company assets. (Maturity date 06/24)	1,358,887	1,704,096

Bernard Howard Bowyer and Julia Kay Bowyer - 5% note dated May 1, 2018, for $460,000 payable in monthly installments of $4,879, with balance due at maturity. Secured by company assets. (Maturity date 06/23)	362,180	401,554

Bernard Howard Bowyer and Julia Kay Bowyer - 6% note dated October 16, 2018, for $150,000 payable in monthly installments of $1,665, with balance due at maturity. Secured by company assets. (Maturity date 10/23)	124,653	136,760

Total	6,796,828	8,257,168
Less: current portion	1,463,436	1,391,504
Noncurrent portion	$5,333,392	$6,865,664

Future principal reductions are scheduled as follows for the years ending December 31:

2021	$1,463,436
2022	1,229,240
2023	1,954,346
2024	535,588
2025	264,530
Thereafter	1,349,688
Total	$6,796,828

7.	Due to Stockholders

The Companies receive cash from stockholders which it maintains in an interest bearing account with United Bank, which is included in cash and cash equivalents. These amounts are set up as unsecured, due on demand advances payable to the stockholders. At December 31, 2020 and 2019, the amount payable to the stockholders was $1,200,018 and $1,350,018, respectively.

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

8.	Reserve for future chargebacks

The Companies have sold customer installment contracts to various banks. Refunds of the reserves in the event of default or early payment are recognized as incurred.

Sales of recourse contracts are not significant to earnings in 2020 or 2019, and the maximum exposure for repossession losses under recourse contracts is not significant at the end of either year. In the event of default under a recourse arrangement, the Companies pay the lending institution a predetermined amount and repossess and sell the secured vehicle. Because the maximum exposure under the present recourse obligations is not significant, no provision has been made for future losses that may result under them.

Extended service contracts are sold on new and used vehicles. These contracts are typically maintenance contracts over terms ranging from 12 to 84 months. The customer can cancel these service contracts before the full term of the contract; thus, resulting in a refund to the customer and a chargeback to the Companies.

Management anticipates significant finance and service contract chargebacks under these arrangements and, accordingly, provisions of $1,012,517 at December 31, 2020, and $1,185,615 at December 31, 2019, have been made for these estimated future chargebacks.

9.	Unearned Revenue

The Companies entered into a F&I incentive advance program agreement with General Motors (GM) on September 1, 2018. The agreement provides that an incentive may be paid to authorized dealers based on an estimate of the number of GM protection plans the dealer is expected to sell during a period of time, provided the protection plans meet eligibility requirements set forth in the dealer agreements over the term of the contract. The Companies are required to earn no less than $62,250 of the F&I incentive advance during each quarterly period through the 48-month term of the advance. If at the end of each quarterly period within the term of the advance, the Companies earn less than $62,250 for that specific quarterly period, the Companies are liable for the associated shortfall.

10.	Stockholders’ Equity

Details of stockholders’ equity are as follows:

	Hometown Preowned Vehicles, Inc.	Beckley Buick-GMC Auto Mall, Inc.	King Coal Chevrolet Co.	The MEG Rental Corporation
Common stock:
Authorized shares	100	100	250	200
Issued and outstanding shares	100	100	19.47	100

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

11.	Variable Interest Entities

Management analyzes the Companies’ variable interests including loans, guarantees, and equity investments to determine if the Companies have any variable interests in variable interest entities. This analysis includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design of the entity, its organizational structure including decision making ability, and financial agreements. Quantitative analysis is based on the entity’s forecasted cash flows. Generally accepted accounting principles require a reporting entity to consolidate a variable interest entity when the reporting entity has a variable interest that provides it with a controlling financial interest in the variable interest entity. The entity that consolidates a variable interest entity is referred to as the primary beneficiary of that variable interest entity. The Companies use qualitative and quantitative analyses to determine if it is the primary beneficiary of variable interest entities.

Accordingly, the Companies have determined that The MEG Rental Corporation and E&W, LLC, are VIEs for which Hometown Preowned Vehicles, Inc. and King Coal Chevrolet Co., respectively, are the primary beneficiaries, due primarily to those dealership’s lease agreements with the VIEs, related party guarantees, and common ownership interests.

The following table summarizes the balance sheets for consolidated VIEs as of December 31,:

	2020	2019
Assets:
Cash	$112,613	$44,216
Receivables	638,328	678,503
Prepaid expenses	50	-
Property and equipment, net	12,563,923	12,816,831
Total assets	$13,314,914	$13,539,550

Liabilities and Stockholders’ and Members’ Equity:
Accrued other expenses	$-	$8,000
Long-term debt	6,745,107	8,179,062
Total liabilities	6,745,107	8,187,062
Stockholders’ and Members’ Equity (Presented as
Noncontrolling interest in consolidated subsidiaries on the
consolidated and combined balance sheets)	6,569,807	5,352,488
Total liabilities and stockholders’ and members’ equity	$13,314,914	$13,539,550

12.	Related Party Transactions

The Companies act as agent for the sale of certain warranty and insurance products on behalf of entities affiliated with the Companies. The Companies receive income through its sales and commissions from these affiliated entities which is included in finance, insurance, and extended service income.

HOMETOWN AUTOMOTIVE GROUP

NOTES TO CONSOLIDATED AND COMBINED

FINANCIAL STATEMENTS (CONT’D)

13.	Commitments and Contingencies

Governmental Regulation - Substantially all of the Companies’ facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor do the Companies expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Companies. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

In March 2020, the World Health Organization declared the outbreak and spread of COVID-19, a novel strain of Coronavirus, a pandemic. The coronavirus outbreak has had far reaching and unpredictable impacts on the global economy, supply chains, financial markets, and global business operations of a variety of industries. Governments have taken substantial action to contain the spread of the virus including mandating social distancing, suspension of certain gatherings, and shuttering of certain nonessential businesses.

The extent to which the pandemic will impact the business going forward will depend on a variety of factors including the duration and continued spread of the outbreak, impact on customers, employees and vendors, as well as governmental, regulatory and private sector responses. Further, the pandemic may have a significant impact on management’s accounting estimates and assumptions.

On August 28, 2020, the Companies entered into an asset purchase agreement with LMP Automotive Holdings, Inc. and closed on the transaction on March 3, 2021. The purchase price was $14,000,000 for goodwill plus the net value of fixed assets and inventories, as defined in the Agreement.

14.	Concentration of Risk and Uncertainties

The Companies operate in the New River/Greenbrier Valley region of West Virginia. The Companies grant credit to customers, substantially all of whom are residents and businesses of the local region. The ability of the debtors to pay is dependent upon the economic conditions in the Companies’ primary business area.

The Companies are subject to a concentration of risk in the event of financial distress, including potential reorganization or bankruptcy, of a major vehicle manufacturer. The Companies’ sales volume could be materially adversely impacted by the manufacturers’ inability to supply the stores with an adequate supply of vehicles. The Companies also receive incentives and rebates from the manufacturers, including cash allowances, financing programs, discounts, holdbacks and other incentives. These incentives are recorded as receivables on the Companies’ Balance Sheets until payment is received. The Companies’ financial condition could be materially adversely impacted by the manufacturers’ inability to continue to offer these incentives and rebates at substantially similar terms, or to pay the outstanding receivables.

The Companies enter into Franchise Agreements with the manufacturers. The Franchise Agreements generally limit the location of the dealerships and provide the auto manufacturer approval rights over changes in dealership management and ownership. The manufacturers generally have specific working capital requirements to maintain.

15.	Subsequent Events

The Companies’ management evaluated the effect subsequent events would have on the financial statements through March 19, 2021, which is the date the financial statements were available to be issued.